UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Previously the Compensation Committee of the Board of Directors of Carriage Services, Inc. (the “Company”) approved a bonus of $250,000 for Melvin C. Payne, Chairman and Chief Executive Officer of the Company, attributable to the successful work toward consolidation of trust funds, the establishment of additional practices for relating trust fund responsibility and earnings per share, and for instituting investment policy and performance which began in 2009 and to be completed in 2012. The bonus was payable in cash on December 31, 2012.

On December 22, 2011, the Compensation Committee reviewed the successful work toward consolidation of trust funds, the establishment of additional practices of relating trust fund responsibility and earnings per share, and for instituting investment policy and performance and determined that all of the matters were completed in 2011, and that excess trust funds had already been withdrawn. The Compensation Committee then approved the acceleration of the payment of the bonus on or before December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: December 27, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford Executive Vice President and Chief Financial Officer

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